Exhibit 99.1

Investor Update – October 8, 2009

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.   Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP – CONSOLIDATED

September 2009 Statistics
	September 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)*	2,132		(1.5)%	6,952		(4.1)%
Traffic (RPMs in millions)	1,649		1.1%	5,685		(0.8)%
Revenue passengers (000s)	1,791		(4.7)%	6,055		(7.1)%
Load factor	77.3%	2.0	pts	81.8%	2.7	pts
* Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.

Actual revenue and fuel cost information is not yet available for September.  However, information for the first two months of the third quarter, as previously disclosed, is as follows:

	July and August 2009	Change Y-O-Y
RASM (cents)*	14.31	(0.6)%
Passenger RASM (cents)*	13.19	(2.4)%
Economic fuel expense/gal.	$2.13	(39.5)%
* RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $15.7 million for the first two months of the third quarter (first bag fee was effective July 7, 2009).  Given the seasonally high passenger count for July and August, this amount is in line with our previously disclosed estimate of $70 million in incremental annual revenue. RASM was also favorably impacted by the revised Mileage Plan affinity card agreement described in our second quarter 10Q which we estimate will provide approximately $15 million in incremental revenue for the last six months of 2009, or approximately $2.5 million per month.

Forecast Information
	Forecast Q3 2009		Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)*	6,952	*	(4.1)%*	26,290	(6)%
Cost per ASM excluding fuel and special items (cents)**	8.7 – 8.8		7% – 9%	9.1	8%
Fuel Gallons (000,000)	95.5		(8)%	360	(10)%
Economic fuel cost per gallon***	$2.16		(38)%	***	***
  * Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.  Q3 capacity represents actual results.

** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.  Q200 fleet transition charges for Horizon are not considered special items in this forecast.

***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $18 million for the third quarter 2009.

Cash and Share Count
(in millions)	September 30, 2009	December 31, 2008
Cash and marketable securities	$1,230	$1,077
Common shares outstanding	35.251	36.275

As previously disclosed, on June 11, 2009 Alaska Air Group’s Board of Directors authorized a $50 million share repurchase program.  Through October 5, 2009, we had purchased 1,324,578 shares totaling $23.8 million.

Capital Expenditures

Total expected gross capital expenditures for 2009 are as follows (in millions):

	Total 2009 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$290	$75	$365
Horizon	75	5	80
Air Group	$365	$80	$445
*Amounts exclude any proceeds from the sale of assets.

ALASKA AIRLINES – MAINLINE

September 2009 Statistics
	September 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	1,862		(1.4)%	6,097		(3.3)%
Traffic (RPMs in millions)	1,450		1.4%	5,019		0.1%
Revenue passengers (000s)	1,235		(4.7)%	4,240		(6.4)%
Load factor*	77.9%	2.2	pts	82.3%	2.8	pts
*RPMs as a percentage of ASMs

Actual revenue and fuel cost information is not yet available for September.  However, information for the first two months of the third quarter, as previously disclosed, is as follows:

	July and August 2009 0	Change Y-O-Y
RASM (cents)*	13.14	(0.5)%
Passenger RASM (cents)*	11.96	(2.4)%
Raw fuel cost/gal.	$1.98	(50.7)%
Economic fuel expense/gal.	$2.13	(39.8)%
* RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $11.6 million for the first two months of the third quarter for Alaska mainline operations (first bag fee was effective July 7, 2009).  RASM was also favorably impacted by the revised Mileage Plan affinity card agreement described in our second quarter 10Q which we estimate will provide approximately $15 million in incremental revenue for the last six months of 2009, or approximately $2.5 million per month.

Changes in Advance Booked Load Factors (percentage of available seat miles that are sold)

	October	November	December
Point Change Y-O-Y	+2.5 pts	+0.5 pts	-2.0 pts

Forecast Information
	Forecast Q3 2009		Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	6,097	*	(3.3)%*	23,000	(5)%
Cost per ASM excluding fuel and special items (cents)**	7.9 – 8.0		11% – 12%	8.2	10%
Fuel Gallons (000,000)	80		(7)%	300	(10)%
Economic fuel cost per gallon***	$2.15		(38)%	***	***
* Actual results
** For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time.  Our economic fuel cost per gallon estimate for the third quarter includes the following per-gallon assumptions:  crude oil cost – $1.66 ($70 per barrel); refining margin – 20 cents; taxes and fees – 13 cents; cost of settled hedges – 16 cents.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

September 2009 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.

	September 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	114		3.6%	368		(2.4)%
Traffic (RPMs in millions)	84		5.0%	287		(2.4)%
Load factor*	73.7%	1.3	pts	78.0%	0.0	pts
* RPMs as a percentage of ASMs

Revenue information is not yet available for September.  However, information for the first two months of the third quarter, as previously disclosed, is as follows:

	July and August 2009	Change Y-O-Y
Yield (cents)	26.81	(0.7)%
Passenger RASM (cents)*	21.48	(1.0)%
* Passenger RASM was favorably impacted by first bag fee revenue of approximately $1.7 million for the first two months of the third quarter for the purchased capacity flying, respectively (first bag fee was effective July 7, 2009).

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	October	November	December
Point Change Y-O-Y	+2.0 pts	+1.0 pt	flat

Forecast Information (Horizon CPA)
	Forecast Q3 2009		Change Y-O-Y		Forecast Full Year 2009	Change Y-O-Y
Capacity (ASMs in millions)	368	*	(2.4	)%*	1,360	(3)%
Cost per ASM (cents)**	19.4		(11)%		19.4	(9)%
    * Actual results
** Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

HORIZON AIR

September 2009 Statistics (includes brand and CPA flying)
	September 2009	Change Y-O-Y		QTD 2009	Change Y-O-Y
Capacity (ASMs in millions)	270		(2.6)%	855		(9.5)%
Traffic (RPMs in millions)	199		(1.1)%	666		(7.5)%
Revenue passengers (000s)	556		(4.9)%	1,815		(8.7)%
Load factor*	73.7%	1.1	pts	77.9%	1.7	pts
*percentage of available seats occupied by fare-paying passengers

Revenue information is not yet available for September.  However, information for the first two months of the third quarter, as previously disclosed, is as follows:

	July and August 2009	Change Y-O-Y
System RASM (cents)*	21.06	(2.6)%
RASM – brand flying (cents)*	22.80	5.0%
Raw fuel cost/gal.	$2.01	(50.0)%
Economic fuel expense/gal.	$2.16	(38.5)%
*RASM and Passenger RASM were favorably impacted by first bag fee revenue of approximately $2.4 million for the first two months in the third quarter for Horizon brand flying (first bag fee was effective July 7, 2009).

Line-of-Business Information
Horizon’s line-of-business traffic and revenue information is presented below. In CPA arrangements, Horizon is insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 4.

July and August 2009

	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	331	(17.6)%	57%	79.8%	3.8	pts	27.78	¢	(0.8)%	22.80	¢	5.0%
Alaska CPA	254	(4.8)%	43%	NM	NM		NM		NM	18.80	¢	(12.6)%
Total	585	(12.5)%	100%	79.9%	2.2	pts	25.91	¢	(5.8)%	21.06	¢	(2.6)%

NM = Not Meaningful

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	October	November	December
Point Change Y-O-Y	+0.5 pts	-1.5 pts	-3.0 pts

HORIZON AIR

Forecast Information (includes brand and CPA flying)
	Forecast Q3 2009		Change Y-O-Y	Forecast Full Year 2009	Change Y-O-Y
System-wide capacity (ASMs in millions)	855	*	(9.5)%*	3,290	(9)%
Cost per ASM excluding fuel and CRJ-700 fleet transition charges (cents)**	14.35 – 14.45		6%	15.2 – 15.3	5%
Cost per ASM excluding fuel and all fleet transition charges (cents)**	14.35 – 14.45		6% – 7%	14.9 – 15.0	5%
Fuel gallons (in millions)	15.5		(10)%	60	(10)%
Economic fuel cost per gallon***	$2.19		(36)%	***	***
* Actual results

** For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results.  Horizon is currently finalizing transactions on a number of its Q200 aircraft.  As previously disclosed, there may be further Q200 fleet transition adjustments as disposal transactions are finalized.  The cost guidance above does not include any further adjustments at this time.

***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Because of the unpredictable nature of oil prices, our full-year 2009 forecast is not meaningful at this time. Our economic fuel cost per gallon estimate for the third quarter includes the following per-gallon assumptions:  crude oil cost – $1.66 ($70 per barrel); refining margin – 20 cents; taxes and fees – 17 cents; cost of settled hedges – 16 cents.